                                                                    Exhibit 10.4
                                      LEASE



         AGREEMENT OF LEASE made as of this 27th day of July, 1995, by and between Athena Wlasits, Sumner Darman, and Norman M. Shack, as they are Trustees of Brooks Property Trust, u/d/t dated December 22, 1992, and thereafter amended, said trust having an usual place of business at One Branch Street, Methuen, Essex County, MA (hereinafter, "Landlord") and Omtool Limited, a duly organized corporation with an usual place of business at 8A Industrial Way, Salem, NH 03079 (hereinafter, "Tenant").

         1. Leased Premises. Landlord, for and in consideration of the rents, covenants and agreements hereinafter specified to be paid, kept and performed by the Tenant, hereby leases to Tenant that portion of a building being known as "Building A" of the Brookview Industrial Condominium, a Condominium created by Declaration dated November 30, 1988, recorded at Rockingham County Registry of Deeds at Book 2770, Page 2921 and thereafter amended of record (the "Condominium"). The Condominium is located at 8A Industrial Way, Salem, NH. Said leased premises consists of approximately 15,000 square feet, within said building (the "Building") which is located on that certain parcel of land as more particularly described in "Exhibit A" annexed hereto and made a part hereof, comprising the Condominium. Said portion of the Building is shown on "Exhibit B" annexed hereto and made a part hereof to be hereinafter referred to as the "leased premises" or "leased property." The parties hereto acknowledge and agree that the leased premises constitutes all of Unit 1, located in said Building A, and that Tenant accepts and occupies the said leased premises in its present condition, AS-IS, with no warranties of any nature from Landlord, other than those which are set forth in this Lease.

         2. Term. The term of this Lease shall be five (5) years, beginning on August 1, 1995 and ending on July 31, 2000.

                  Tenant is hereby granted the option to extend this Lease for one (1) additional successive period of three (3) years, the term of which is to commence on the first day following the expiration date of this Lease (the "Extension Period"). Tenant shall provide Landlord, at least six (6) months prior to the said lease expiration date, written notice of its intent to exercise its rights hereunder. The extension of this Lease shall be under the same terms and conditions hereof, with the exception of the annual basic rent, which shall be as more particularly provided in Section 3 below.

         3. Rent; Taxes. The Tenant shall pay to Landlord for the leased premises an annual basic rent in the amounts as follows:

                  Years 1 through 3, inclusive: Ninety thousand and 00/100 ($90,000.00) Dollars, payable in equal monthly installments in the sum of Seven Thousand Five Hundred and 00/100 ($7,500.00) Dollars in advance on the first day of each month during the term hereof.

                  Years 4 and 5: Ninety Three Thousand Seven Hundred Fifty and 00/100 ($93,750.00) Dollars, payable in equal monthly installments in the sum of Seven Thousand Eight

Hundred Twelve and 50/100 ($7,812.50) Dollars in advance on the first day of each month during the term hereof.

                  During the Extension Period, the Tenant shall pay to Landlord for the leased premises an annual basic rent in the amount of Ninety Seven Thousand Five Hundred and 00/100 ($97,500.00) Dollars, payable in equal monthly installments in the sum of Eight Thousand One Hundred Twenty Five and 00/100 ($8,125.00) Dollars in advance on the first day of each month during the term hereof.

                  Rent due from Tenant shall be prorated for any partial month during the term hereof.

                  Such foregoing annual rent shall, for the purposes hereof, be called the "basic rent" or "basic annual rent" for such portions of the term during which such is in effect.

                  Together with the above basic rent, the Tenant shall also pay all of the real estate and other municipal taxes levied against the leased premises during the term of this Lease, including any extension thereof. The real estate taxes levied against the leased premises shall mean one hundred (100%) percent of all such amounts as shall be finally determined to be due to the Town of Salem, NH, after deducting abatement, refund or rebates, if any. Real estate taxes and special assessments, if any, which may be amortized over a period of time, shall be amortized over the longest period permitted by law. At its sole expense, Tenant may seek an abatement of such real estate taxes, in which case Landlord shall cooperate with Tenant in initiating and pursuing any proceedings which may be required in order to obtain such abatement.

                  If Landlord is escrowing tax payments with an institutional holder of a first mortgage on the parcel of which the leased premises are a part, Tenant shall pay its share of the taxes to such institutional holder at the same time as Landlord is required so to do and as often as monthly, if so required by such lender. If Landlord is not escrowing its tax payments with an institutional lender, then Tenant shall pay its tax obligations hereunder to Landlord or to the taxing authority directly before such taxes accrue penalty or interest, but in no event sooner than twenty (20) days after Tenant shall have received a copy of the applicable tax bill.

                  In the event Landlord neglects to pay its share of the taxes in accordance with the terms hereof, if any, Tenant may pay (but is not obligated to pay) the same for Landlord's account and deduct the amount of such payment from the next installments of rent payable hereunder.

                  Landlord agrees to forward each tax bill received by it to Tenant promptly upon receipt.

                  Any and all taxes, premiums or other costs or expenses which the Tenant is required to pay hereunder (as hereinabove or as elsewhere hereinafter set forth), together with all interest and penalties that may accrue by reason of Tenant's failure to pay same in violation of the foregoing provisions, shall be deemed to be additional rent and, in the event of non-payment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of the basic rent.

         4. Use. Tenant may use and occupy the leased premises for any lawful purpose and shall not use nor knowingly permit any part of the leased property to be used for any unlawful purposes.

                  Landlord represents and warrants that the leased premises are in the Salem Industrial Park District and are properly zoned for industrial park district uses (including, without limitation, general office use) and that the applicable dimensional, lot area coverage and parking requirements have been complied with in connection with the construction of the Building thereon.

         5. Compliance with Laws. At its sole expense, Tenant shall comply with all laws, orders, and regulations of federal, state, municipal and other governmental or quasi-governmental authorities related to the manner in which Tenant makes use of the leased property, and/or with any directions of any public officer made pursuant thereto, which shall impose any duty upon the Landlord or the Tenant with respect to the leased property (other than for general office use). Landlord covenants that the leased property, including the Building and parking areas thereon, are, or will be, on the commencement date of the term hereof, in full compliance with all such laws, orders and regulations and directions. At its sole expense, Tenant shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease, or for the making of repairs, alterations, improvements, or additions, and the Landlord, where necessary, will join with the Tenant in applying for all such permits or licenses.

         6. Covenant of Quiet Enjoyment. Landlord warrants that Tenant, upon the payment of the rent herein reserved and upon the performance of all the terms of this Lease, at all times during the Lease term and during any extension or renewal term, shall peaceably and quietly enjoy the leased property without any disturbance from the Landlord or from any other person claiming by, through or under the Landlord, or by superior title.

         7. Tenant's Repairs and Maintenance. During the term hereof, Tenant shall, at its own expense, make such repairs and replacements to so much of the leased premises as Tenant is required to maintain as hereinafter set forth, which are necessary to maintain the same in as good order and condition as that which existed at the commencement of the term of this Lease, reasonable wear and tear, damage by fire or other casualty, eminent domain takings, defective workmanship, materials or equipment provided by Landlord in the original construction of the Building, damage arising by settling of the Building or any improvements on the leased property erected by Landlord for Tenant and Landlord's failure to make any repairs required by it under the Lease, excepted.

                  The property Tenant shall be required to maintain shall include the interior of the leased premises, the pipes, HVAC and heating systems, plumbing system, window glass if uninsured, fixtures, and all other appliances, equipment, and appurtenances exclusively servicing the leased premises.

                  With regard to the pipes, plumbing system, fixtures and all other appliances and appurtenances exclusively servicing the leased premises, and all equipment used in connection with the same, the Tenant's obligations shall be limited to only those items which are located in the interior of the leased premises. Landlord represents and warrants that the pipes, plumbing system, fixtures and all other appliances and appurtenances exclusively servicing the leased premises and all equipment used in connection with the same are in good working order as of the commencement date of this Lease.

         8. Landlord's Repairs and Maintenance. Landlord agrees that it will make all repairs, replacements, and alterations to the leased property which Landlord is required to maintain as hereinafter set forth, and which may be necessary to maintain the same in good repair and condition, provided however, notwithstanding anything in this Lease to the contrary, Tenant, and not Landlord, shall make all repairs, replacements and alterations to the property which Landlord is required to maintain which may be required as the result of a default or failure of repairs, replacements, alterations or other improvements or installations made by Tenant.

                  The property which Landlord is required to maintain consists of the structural parts of the Building of which the leased property is a part, including, without limitation, the foundation, roof, gutters, downspouts, exterior walls, window frames, door frames, slab floors and, to the extent not included in the foregoing, all utilities, conduits, fixtures and equipment serving the said Building but located outside of the leased property (but excluding all uninsured against plate glass and doors), the walkways, curbs, landscaped areas and parking areas located on the parcel of land on which the Building of which the leased premises are a part is located. Such property shall be deemed to include part replacements (subject to the provisions of Section 7. above), capital repairs and replacement of the HVAC system, pipes, plumbing system, heating system, and all other systems for which Tenant is not responsible servicing the leased premises. In addition thereto, Landlord will make any repairs to the property Tenant is required to maintain that are required as a result of Landlord's negligence or failure to repair the property Landlord is required to maintain hereunder, excluding negligent acts by Tenant or Tenant's agents, invitees or employees.

                  Notwithstanding the foregoing, it is agreed that Tenant shall pay to Landlord, as additional rent for said premises, such sum of money as represents 9.3048% of the amounts reasonably expended or incurred by the organization of unit owners of the Condominium (or Landlord acting in its stead) in maintaining and routine repairing all said walkways, curbs, parking areas and landscape areas referred to in the immediately preceding paragraph, excluding replacements and capital improvements. Such additional rent shall be payable by Tenant not more than semi-annually, within thirty (30) days of billing by Landlord therefor.

                  In connection with the percentage named in the preceding paragraph, the Landlord warrants that the leased premises represents not less than 9.3048% of the total percentage interest of ownership of the Condominium, as such is established by the terms and Provisions of the Declaration of Brookview Industrial Condominium.

         9. Condition of Premises at End of Term. At the expiration or sooner termination of the term of this Lease, Tenant shall vacate the leased property, leaving same in the same good order and repair as such property shall have been received, subject to the exceptions set forth in Section 7, and shall remove all of it property therefrom (subject to other provisions relating to such property elsewhere herein contained), so that the Landlord can repossess the leased property not later than midnight on the date upon which this Lease or any extension thereof ends, whether upon notice or by otherwise as for the breach of any condition or covenant of this Lease.

                  The parties hereto covenant and agree that upon such vacation by Tenant, occurring at any time prior to or upon the termination of this Lease or any extension thereof, the additions, alterations, or improvements which have been installed by the Tenant in the leased premises as fixtures attached thereto, may become the property of the Landlord without any further document of title being deemed necessary. Notwithstanding same, Tenant may remove from the leased property all materials, non-fixture equipment, trade fixtures, and items of personal property of every other sort or nature located within the leased premises, provided that such property is removed without substantial injury to the leased premises. No injury shall be considered substantial if it is promptly corrected by restoration to the condition prior to the installation of such property, if so requested by the Landlord. Any such property not removed shall become the property of the Landlord.

         10. Alterations to the Leased Premises. No structural alteration, addition, or improvement to the leased premises shall be made by the Tenant without the written consent of the Landlord, which consent shall not be unreasonably withheld.

                  Landlord acknowledges Tenant may from time to time further alter the premises as permitted herein or consented to or install fixtures and equipment. Landlord agrees that such alterations or fixtures may be attached to walls, floors and ceilings by nails, screws or similar means and that the removal of the same may cause marks or discoloration of walls, ceilings or floors, all of which shall be considered ordinary wear and tear for which Tenant is not responsible to Landlord. As provided in Section 9 above, such fixtures and equipment shall remain the property of the Tenant unless such is not removed by Tenant upon termination of this Lease.

         11. Utilities. Tenant shall pay all charges for gas, electricity, light, heat, power, and telephone or other communication service used, rendered, or supplied upon or in connection with the leased property. Tenant shall pay to the Landlord or to the Town of Salem, NH or to any other governmental authority for the account of Landlord, the rent or charge which may, during the term, be assessed or imposed for the water and sewer use charges used or consumed in or on the leased property, whether determined by meter or otherwise, as soon as and when the same may be assessed or imposed.

                  Tenant shall indemnify the Landlord against any liability or damages on any of aforesaid account or items.

         12. Default. If Tenant shall default in the payment of any rent, additional rent, or any other sum of money payable by Tenant to Landlord and if Tenant shall fail to cure said default within ten (10) days after receipt of written notice of same from Landlord, or if Tenant shall default in the performance or observance of any other non-monetary type or manner of agreement or condition on its part to be performed or observed and if Tenant shall fail to cure said default within thirty (30) days after receipt of written notice of said default from Landlord (or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within a reasonable time after receipt of notice thereof and prosecute the curing of the same to completion with due diligence), or if the Tenant's estate herein created shall be taken on execution or other process of law, or if a petition in bankruptcy or for the appointment of a receiver shall be filed by the Tenant, or if Tenant shall be adjudicated bankrupt or insolvent, or if a receiver or other similar officer shall be appointed to take charge of the Tenant's property and shall not be discharged within forty-five (45) days, or if any assignment shall be made by the Tenant of its property for the benefit of creditors, then, and in any of said cases, this Lease (if the Landlord so elects) shall thereupon become null and void, and the Landlord shall have the right to reenter or repossess the leased property, either by summary proceedings, surrender, or otherwise, without breach of the peace, and dispossess and remove therefrom the Tenant, or other occupants thereof and their effects, without being liable to any prosecution therefor. In such case, the Landlord may, at its option, relet the leased property or any part thereof, as the agent of the Tenant and the Tenant shall pay the Landlord the difference between the rent hereby reserved and agreed to be paid by the Tenant for the portion of the term remaining at the time of reentry or repossession and the amount, if any, received or to be received under such reletting for such portion of the term. Landlord shall use its best efforts to mitigate damages hereunder.

                  Any violation or attempted violation or threatened violation of any condition of this Lease by the Tenant, or anyone claiming under the Tenant, shall be remediable by injunction, which shall be a cumulative remedy in addition to every other remedy given by this Lease or by existing or future laws.

         13. Landlord's Right to Enter Premises. The Landlord and its representatives may enter the leased property at any reasonable time after 24-hours notice for the purpose of inspecting the leased property, performing any work which the Landlord is required or elects to undertake or which is made necessary by reason of the Tenant's default under the terms of this Lease, exhibiting the leased property for sale, lease (if within 90 days of the termination date of this Lease), mortgage financing, or posting notices of nonresponsibility under any mechanic's lien law, provided that, in performing any such work, Landlord shall do so in such a manner as to minimize any interference with Tenant's operations to the extent reasonably feasible and further provided no access shall be had to any area where such access would violate any Federal security or secrecy regulations or enable Landlord or its representatives to learn Tenant's trade secrets. Landlord may enter without such notice in the event of an emergency.

         14. Damage, Fire or Casualty. In the event of damage to or destruction of the leased property by fire or casualty, the Landlord (acting either through the association of unit owners of the Condominium or on its own account), at its sole expense, shall promptly restore the leased property (including any property which shall have become the property of the Landlord pursuant to the provisions of Section 9 above) as nearly as possible to its condition prior to such damage or destruction. All insurance proceeds received by the Landlord pursuant to the provisions of this Lease, less the cost (if any) of such recovery, shall be held in trust by the institutional mortgagee holding a first mortgage on the premises or, if there is none, such proceeds shall be turned over to Landlord and shall be held in trust by Landlord and applied by the Landlord to the payment of such restoration as such restoration progresses. In the event of fire or other casualty damaging or otherwise adversely affecting the leased premises, there shall be an abatement, proration, and/or reduction in the rental due hereunder, which shall be computed from the date of the damage to the date of such restoration, and to be based upon the nature and extent to which such damage shall interfere with the Tenant's use of the leased premises.

                  If the Building of which the leased property is a part or the leased premises is destroyed or so damaged by fire or other casualty to the extent of more than fifty (50%) percent of its insurance value, or if during the last year preceding the expiration of the term of this Lease the Building of which the leased property is a part or the leased premises is damaged or destroyed to the extent of more than twenty-five (25%) percent of the insurable value, or if the net insurance proceeds are not adequate to repair or restore the premises in the manner herein provided, or if the repairs to the Building or leased premises cannot be completed within 120 days or, if the leased premises remains untenantable for a period of 120 days, the Landlord or Tenant may terminate this Lease on notice of at least ten (10) days and no more than thirty
(30) days. Such notice shall be given within sixty (60) days after the occurrence of the event entitling such notice to be given. If the Lease shall so terminate, all basic and additional rent shall be apportioned to the date of destruction and all insurance proceeds shall belong to the Landlord.

                  Any disbursement of insurance proceeds by a holder of a mortgage shall be deemed to have been by the Landlord.

                  Except as provided hereinabove in this clause, if the leased property or any part thereof or the furniture, furnishings and fixtures therein, shall be destroyed or damaged, such fact shall not affect the provisions of this Lease, any law, rule, or regulation to the contrary notwithstanding, and the Tenant's obligations under this Lease, including the payment of basic rent, additional rent, and other charges, shall continue without abatement of any kind.

         15. Fire Insurance. Landlord (acting either through the association of unit owners of the Condominium or on its own account) shall be obliged to keep the Building of which the leased premises are a part insured against loss or damage by fire, with extended coverage endorsement in any amount sufficient to prevent coinsurance under the terms of the applicable policies but, in any event, in an amount not less than 80% of the full insurable value as determined from time to time. The term "full insurable value" shall mean actual replacement cost (exclusive of the cost of excavation, foundations, and footings) without deduction for physical depreciation. Such insurance shall be issued by financially responsible insurers duly authorization to do business in the State of New Hampshire. Such policy or policies shall name Landlord and any mortgagee as Insured parties and loss payees, and shall provide it is not cancelable except on ten (10) days' prior written notice to all named parties. A certificate of insurance shall be furnished upon request to Tenant.

                  Notwithstanding the foregoing, it is agreed that Tenant shall pay to Landlord, as additional rent for said leased premises, such sum of money as represents 9.3048% percent of the amount reasonably expended or incurred by the organization of unit owners of the Condominium (or Landlord in its stead) for maintaining in force the insurance as provided in the immediately preceding paragraph. Such additional rent shall be payable by Tenant not more than semiannually as and when billed by Landlord therefor.

                  In connection with the percentage named in the preceding paragraph, the Landlord warrants that the leased premises represent not less than 9.3048% percent of the total percentage interest of ownership as such is established by the terms and provisions of the Declaration of Brookview Industrial Condominium.

                  In connection with the various charges required by the provisions of this Lease as additional rent, so-called, the Tenant shall be entitled to receive (upon written request therefor) a verified copy of the financial records of the Brookview Industrial Condominium Association, which records shall include the annual budget and a record of expenditures on such account.

         16. Eminent Domain. If the leased property, or any part thereof, is taken by eminent domain, then, at the option of either Landlord or Tenant, this Lease shall expire on the date when the leased property shall be so taken and the rent shall be apportioned as of that date. In the event of any such taking, Tenant shall have the right at its election to continue to occupy all or part of the leased premises to the extent permitted by law between the date of such taking and the time when physical possession of the leased premises shall be taken subject to the provisions of this Lease insofar as reasonably applicable to such occupancy, but the amount charged Tenant by any such taking authority or its assigns for rent or occupancy shall be deducted from the rent paid or payable by Tenant hereunder. Notwithstanding the foregoing, nothing herein shall prohibit Tenant, to the extent permitted by law, from prosecuting its own claim for such damages sustained through such taking as the law may provide to Tenant in its capacity as Tenant, including compensation for moving expenses, fixtures and "special damages," so-called, so long as the same do not infringe upon or diminish the damages sought by Landlord. If Tenant shall not be entitled by law to prosecute such a claim in its own name, it may do so in, the name of Landlord. In the event that Tenant does not elect to terminate this lease pursuant to this Section following a taking of less than the entire leased premises, Landlord (acting either through the association of unit owners of the Condominium or on its own account) shall promptly restore the remaining portion thereof so as to constitute an integral rental unit and the rental due hereunder shall be equitably abated.

         17. Utility Easements. Landlord shall have the right to grant easements in areas of the leased property for installation of utilities, provided that the use of such easement in areas for such purposes does not interfere with the operation of the Tenant's business in the leased property or its use of the parking areas and walkways appurtenant thereto. The Tenant shall not be entitled to any compensation or abatement of rent if the use of the parking areas and walkways appurtenant thereto. The Tenant shall not be entitled to any compensation or abatement of rent if the use of such easement areas does not materially interfere with the operation of the Tenant's business or its use of the parking areas and walkways appurtenant thereto.

         18. Assignment and Subletting. Tenant shall not assign, mortgage, or encumber this Lease, nor sublet or permit the leased property or any part thereof to be used by others, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. If this Lease is assigned, or if the leased property or any part thereof is sublet or occupied by anybody other than the Tenant, the Landlord may, after default by the Tenant, collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, nor shall the Landlord's acceptance of the assignee, subtenant, or occupant as tenant be deemed the Landlord's release of the Tenant from the further performance by the Tenant of the covenants in this Lease. The consent by the Landlord to any one assignment or subletting shall not be construed to relieve the Tenant from obtaining the consent in writing of the Landlord to any further assignment or subletting.

         19. Subordination to Mortgages; Estoppel Certificates. This Lease shall be subject and subordinate at all times to the lien of existing mortgages and of mortgages which hereafter may be made a lien on the leased property, provided that so long as the Tenant is not in default in the payment of rent or additional rent or in the performance of any of the terms of the Lease beyond any grace periods provided herein, the Tenant's possession of the leased property and the Tenant's rights and privileges under the Lease shall not be diminished or interfered with by any Mortgagee. Tenant agrees to execute any and all instruments reasonably required to effect such subordination upon request of Landlord or any mortgagee in interest.

                  In the event any mortgage is foreclosed for any reason, and the Mortgagee succeeds to the interest of the Landlord under the Lease, the Tenant shall be bound to the Mortgagee under all the terms of this Lease for the balance of the term thereof, all with the same force and effect as if the Mortgagee were the Landlord under the Lease, and the Tenant hereby attorns to the Mortgagee as its Landlord, such attornment to be effective and self-operative immediately (without the necessity of the execution of any further instrument on the part of either of the parties hereto) upon the Mortgagee succeeding to the interest of the Landlord under the Lease. The respective rights and obligations of the Tenant and the Mortgagee upon such attornment shall be, to the extent of the then remaining balance of the term of the Lease, the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate by reference this Lease into any such mortgage with the same force and effect as is set forth at length herein.

                  In the event that any mortgage is foreclosed for any reason and the Mortgagee succeeds to the interest of the Landlord under the Lease, the Mortgagee succeeds to the interest of the Landlord under the Lease, the Mortgagee shall be bound to the Tenant under all the terms of the Lease, and the Tenant shall, from and after such event, have the same remedies against the Mortgagee for the breach of an agreement contained in the Lease that the Tenant might have had under the Lease against the prior Landlord hereunder. Subject to the provisions of Section 32. below, in no event shall the Mortgagee be liable for any act or omission of any prior Landlord, be subject to any offsets or defenses which the Tenant might have against any prior Landlord, or be bound by any rent or additional rent which the Tenant might have paid to any prior Landlord for more than the current month:

                  At Landlord's request, from time to time, Tenant agrees to execute and deliver to Landlord estoppel certificates in a form which may be reasonably required by Landlord or its mortgagee.

                  The rights and obligations of the Tenant and the Mortgagee hereunder shall bind and inure to the benefit of their respective successors and assigns. Landlord shall make its best efforts to provide Tenant with a fully executed non-disturbance agreement from the Landlord's lender.

         20. Tenant's Insurance; Landlord's Liability. Tenant shall maintain general comprehensive public liability (including contractual liability coverage and a broad form endorsement) with respect to the leased premises, issued by an insurance company licensed to do business in the State of New Hampshire, and naming Landlord as an additional insured, with a combined single limit of not less than $1,000,000.00 for bodily injury and for property damage, and with no annual aggregate limit. Tenant shall deliver to Landlord the policies of such insurance, or certificates thereof, at the commencement of this lease, and each renewal policy or certificate thereof, at least twenty (20) days prior to the expiration of the policy it renews. Tenant may provide the required coverages in this Section as part of a blanket or master policy of insurance otherwise maintained by it.

                  The parties hereto agree that Landlord shall not be liable to Tenant for injury or damage to person or property occurring within the leased property unless caused by or resulting from any willful act, omission, fault, negligence or other conduct of the Landlord or any of the Landlord's agents, servants, or employees.

                  Tenant agrees to look only to Landlord's interest in the leased premises for satisfaction of any claim against Landlord hereunder and not to any other property or assets of Landlord. If Landlord transfers its interest in the premises, then in the case of claims accruing from and after such transfer Tenant shall look solely to the interest in the premises of Landlord's transferee for the performance of all of the obligations of Landlord hereunder. The obligations of Landlord shall not be binding on any partners (or trustees or beneficiaries) of Landlord or of any successor individually, but only upon Landlord's or such successor's assets as described in the foregoing sentences.

         21. Notices. Any notice under this Lease must be in writing and must be sent by certified mail to the first address of the party to whom the notice is to be given, as designated by such party in writing. The Landlord hereby designates its address as One Branch Street, Methuen, MA 01844, with a copy to Shack Law office, One Branch Street, Methuen, MA 01844, and a copy to Bank of Boston, 100 Federal Street, Boston, MA 02110, Attn: J. Ingrim, VP. The Tenant hereby designates its address as: _____________________________________.

         22. No Abatement of Rent. Except as specifically provided elsewhere herein, no abatement, diminution, or reduction of rent, charges, or other compensation shall be claimed by or allowed to the Tenant (or to any persons claiming under it) under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements, or repairs to the leased premises by virtue or because of any future governmental laws, ordinances, requirements, orders, directions, rules, regulations, or by virtue or arising from, and during, the restoration of the leased premises after the destruction or damages thereof by fire or other cause or the taking or condemnation of a portion only of the leased property.

         23. Remedies Cumulative. The specified remedies to which the parties may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the parties may be lawfully party of any provision or provisions of this Lease.

         24. No Oral Amendments. This Lease may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Lease contains the entire agreement between the parties and cannot be changed or terminated orally.

         25. Unenforceability. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of the Lease shall continue in full force and effect.

         26. Governing Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of New Hampshire.

         27. Notice of Lease. The parties hereto agree that this Lease or any notice thereof shall not be recorded.

         28.      Tenant's Right To Contest Laws. If, under the provisions of
Section 5 hereof, Tenant shall be required to comply with any law, ordinance, order, regulation or rule, Tenant shall have the right to contest the validity of said public order and shall not be deemed to be in default for not performing the same until a final decision has been made as to the validity of said public order, provided, however, that Tenant shall indemnify and hold Landlord harmless against any fine or penalty arising by reason of Tenant's action in contesting the same and protect Landlord against any forfeiture of estate by reason of Tenant's action in contesting the same.

         29. Warranty of Title. Landlord warrants and represents to Tenant that, as of the Commencement Date hereof, it will be seized of the real estate, will have full and lawful right to enter into this Lease, and that this Lease will not violate the provisions of any other lease, mortgage or other contractual agreement in effect and applicable with respect to the Building (including, without limitation, any document related to the Condominium), and that Landlord will not enter into any lease agreement or other undertaking which would violate Tenant's rights hereunder.

         30. Force Majeure. Except as herein elsewhere provided to the contrary, all of the obligations of Landlord and Tenant hereunder are subject to the following conditions, to wit: if performance other than payment of money or substantial completion of the Building on the premises is prevented by reason of fire, strike, labor difficulty, inability to obtain supplies or other difficulties beyond the reasonable control of the party required to perform such obligations, the performance shall be excusable during such period of inability.

         31. Consents Not To Be Unreasonably Withheld. Wherever the consent or approval of either party to this Lease is required, the same shall not be unreasonably withheld or delayed.

         32. Self Help. If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed and observed and shall not commence to cure such default within the period prescribed in this Lease, Landlord may, at its option, without waiving any claim for damages, at any time thereafter give written notice to Tenant that if the cure is not commenced within thirty (30) days, and thereafter diligently prosecuted to completion, Landlord will cure such default for the account of Tenant, and any reasonable amount paid for any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of the Tenant and Tenant agrees to reimburse Landlord therefor or save Landlord harmless therefrom; provided, that Landlord may cure any such default as aforesaid prior to the expiration of any waiting period, but after notice to Tenant if the curing of such default prior to the expiration of such waiting period is reasonably necessary to protect the real estate of Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any cost incurred, said amount shall be added to and become due as a part of the next payment of rent due hereunder.

                  If Landlord shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed hereunder and shall not cure such default within thirty (30) days after notice thereof from Tenant (or, if such default cannot reasonably be cured within thirty (30) days, Landlord shall not within said period commence to cure such default and thereafter prosecute the curing of such default to completion with due diligence), at its option Tenant may, at any time thereafter cure such default for the account of Landlord, and any amount paid for any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord, and Landlord shall agree to reimburse Tenant therefor or to save Tenant harmless therefrom; provided, that Tenant may cure any such default as aforesaid prior to the expiration of said waiting period as is reasonably necessary to protect the real estate of Tenant's interest therein or to prevent injury or damage to persons or property. If Landlord shall fail to reimburse Tenant within thirty (30) days of demand therefor, Tenant may deduct the same from the rent or any other sum due Landlord hereunder.

         33. No Waivers. No assent, express or implied, by one party to any breach of any covenant or condition therein contained on the part of the other to be performed or observed, and no waiver, express or implied, or failure by one party to insist on the other's prompt performance or observance of any such covenant or condition, shall be deemed to be a waiver of or assent to any succeeding breach of the same, or of any other covenant or condition, and, except as provided herein, such party may assert its rights and remedies hereunder without any prior or additional notice to the other that it proposes to do so. The payment by Tenant or acceptance by Landlord of rent or other payment hereunder, or silence by either party as to any breach, shall not be construed as waiving any of such party's rights hereunder unless such waiver is in writing.

                  No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due to Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying said check shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy. It is agreed between the parties that f at any time a dispute should arise as to the propriety or necessity of Tenant making any payment or performing any obligations required hereunder, Tenant may pay or perform the same under protest and such payment or performance under protest shall not be considered to be voluntary on the part of Tenant.

         34. Parking and Access to Premises. Tenant, its agents, servants, invitees and licensees, will have use of the parking area or designated parking space in common with other tenants and occupants of the Brookview Industrial Condominium, and at all times will have free ingress and egress to and from the said parking area and entrances for all reasonable purposes, including the purpose of loading and unloading of its merchandise.

         35. Signs. Subject to all local ordinances and regulations, as well as current rules and regulations of the Brookview Industrial Condominium, Tenant may erect and maintain such signs as it may desire in connection with its business, provided that Tenant will be responsible for the removal of such signs at the termination of the tenancy as well as for the repair of any injury to the leased premises caused thereby. Landlord shall include Tenant's name on the directory at the entrance to the property.

         36. Effect of Holdover. Any holdover beyond the end of the term of this Lease, or any extensions or renewals thereof, shall be construed to be a tenancy from month to month at the same rental and under the same conditions as provided herein.

         37. Brokers. The parties hereby agree that there was no broker involved in showing the leased premises to Tenant other than Shea Commercial Properties, whose commission shall be paid by Landlord. Either party hereby indemnifies and holds the other harmless from and against all claims for a commission or other fee made by any other broker with respect to the leased premises.

         38. Arbitration. Any disagreement between the parties with respect to the interpretation or application of this Lease or the obligations of the parties hereunder shall be determined by arbitration. Such arbitration shall be conducted upon request of either the Landlord or the Tenant, before one person designated by the American Arbitration Association and in accordance with the rules of such Association. The arbitrator designated and acting under this Lease shall make award in strict conformity with such rules and shall have no power to depart from or change any of the provisions thereof.

         39. Security Deposit. Landlord acknowledges receipt of the sum of $6,875.00, to be held as a security deposit during the term of this Lease, and duly accounted for pursuant hereto.

         IN WITNESS WHEREOF, Landlord and Tenant do hereby execute and deliver this Lease to each other on the day and year first written.

LANDLORD:                           BROOKS PROPERTY TRUST


                                    ____________________________________
                                    Athena Wlasits, Trustee
                                    and not individually


                                    By: ________________________________
                                             Sumner Darman, Trustee
                                             and not individually


                                    By: ________________________________
                                             Norman M. Shack, Trustee
                                             and not individually

TENANT:                             OMTOOL LIMITED


                                    By: ________________________________

                                             hereto duly authorized